Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The following certification accompanies the issuer's Annual Report on Form 10-KSB and is not filed, as provided in SEC Release Nos. 33-8238 and 34-47986 dated June 5, 2003.

In connection with the Annual Report of Eagle Bancorp (the "Company") on Form 10-KSB for the fiscal year ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Larry A. Dreyer, Chief Executive Officer of the Company, and Peter J. Johnson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned's knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


/s/ Larry A. Dreyer                             /s/ Peter J. Johnson
-------------------------------------           ---------------------
Larry A. Dreyer                                 Peter J. Johnson
President and Chief Executive Officer           Sr. VP/Treasurer and Chief
September 16, 2005                              Financial Officer
                                                September 16, 2005